                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1999

                                                                   STATE OF
                                                               INCORPORATION OR
                                   NAME                          ORGANIZATION
                                   ----                        ----------------
Nationwide Health Properties Finance Corporation.............      Delaware
MLD Financial Capital Corporation............................      Delaware
MLD Wisconsin SNF, Inc. .....................................      Wisconsin
MLD Delaware Trust...........................................      Delaware
MLD Properties, Inc. ........................................      Delaware
MLD Properties LLC...........................................      Delaware
NH Texas Properties Limited Partnership......................      Texas
MLD Properties Limited Partnership...........................      Delaware